Exhibit 99.1

99 CENTS ONLY STORES TO ANNOUNCE FOURTH QUARTER FISCAL 2016 FINANCIAL RESULTS ON THURSDAY, APRIL 28, 2016

COMMERCE, Calif. (April 26, 2016) — 99 Cents Only Stores LLC (the “Company”), today announced that it will report its financial results for the fourth quarter ended January 29, 2016, before the market opens on Thursday, April 28, 2016. Geoffrey Covert, President and Chief Executive Officer, and Felicia Thornton, Chief Financial Officer and Treasurer, will discuss the results on a conference call at 1:00 p.m. Pacific Time/ 4:00 p.m. Eastern Time the same day.

The call will also be broadcast live over the Internet, accessible through the Investor Relations section of the Company’s website at 99only.com/investor-relations.

99 Cents Only Stores LLC Fourth Quarter Fiscal 2016 Conference Call Details

Date:	Thursday, April 28, 2016

Time:	1:00 p.m. Pacific Time (4:00 p.m. Eastern Time)

Dial-In:	1-855-327-6837 (domestic)

1-631-891-4304 (international)

Conference ID:	10001125

A telephonic replay of the call will be available beginning Thursday, April 28, 2016, at 7:00 p.m. Eastern Time, through Thursday, May 12, 2016, at 11:59 p.m. Eastern Time. To access the replay, dial 1-877-870-5176 (domestic) or 1-858-384-5517 (international) and enter the replay pin number: 10001125. A replay of the webcast will also be available for 60 days upon completion of the conference call, accessible through the Investor Relations section of the Company’s website at 99only.com/investor-relations.

About 99 Cents Only Stores LLC

Founded in 1982, 99 Cents Only Stores LLC is the leading operator of extreme value stores in California and the Southwestern United States. The Company currently operates 391 stores located in California, Texas, Arizona and Nevada. 99 Cents Only Stores LLC offers a broad assortment of name brand and other attractively priced merchandise and compelling seasonal product offerings.

INVESTOR CONTACTS:

Lasse Glassen

Addo Communications

310.829.5400

lasseg@addocommunications.com